SLM Student Loan Trust 1997-1 Quarterly Servicing Report

Collection Period 07/01/2005 - 09/30/2005 Distribution Date 10/25/2005

I. Deal Parameters

A	Student Loan Portfolio Characteristics		03/20/1997	06/30/2005	09/30/2005

	Principal Balance		$1,978,517,234.00	$255,691,278.48	$215,641,693.37
	Interest to be Capitalized Balance		25,574,628.00	944,402.60	848,446.49

	Pool Balance		$2,004,091,862.00	$256,635,681.08	$216,490,139.86
	Specified Reserve Account Balance		5,010,230.00	-N/A-	-N/A-

	Adjusted Pool (1)		$2,009,102,092.00	$256,635,681.08	$216,490,139.86

	Weighted Average Coupon (WAC)		8.17%	4.29%	6.13%
	Weighted Average Remaining Term		114.00	72.20	71.38
	Number of Loans		666,748	157,710	139,647
	Number of Borrowers		283,633	64,923	57,847

	Since Issued CPR			6.10%	6.47%

(1)	The Specified Reserve Account balance is included in the Adjusted Pool until the Pool Balance is less than 40% of the original pool.

B	Debt Securities	Cusip/Isin	07/25/2005		10/25/2005

	A2	78442GAL0	$184,835,681.08		$144,690,139.86
	Certs	78442GAM8	$71,800,000.00		$71,800,000.00

C	Account Balances		07/25/2005		10/25/2005

	Reserve Account Balance		$2,004,092.00		$2,004,092.00

D	Asset/Liability		07/25/2005		10/25/2005

	Adjusted Pool Balance		$256,635,681.08		$216,490,139.86
	Total Notes		$256,635,681.08		$216,490,139.86
	Difference		$—		$—
	Parity Ratio		1.00000		1.00000

II. Trust Activity 07/01/2005 through 09/30/2005

A	Student Loan Principal Receipts
	Borrower Principal	14,845,044.66
	Guarantor Principal	3,876,077.91
	Consolidation Activity Principal	22,382,851.68
	Seller Principal Reimbursement	247.71
	Servicer Principal Reimbursement	3,702.12
	Rejected Claim Repurchased Principal	6,272.31
	Other Principal Deposits	—

	Total Principal Receipts	$41,114,196.39

B	Student Loan Interest Receipts
	Borrower Interest	1,572,201.78
	Guarantor Interest	189,248.68
	Consolidation Activity Interest	213,483.73
	Special Allowance Payments	1,170,367.80
	Interest Subsidy Payments	335,435.99
	Seller Interest Reimbursement	118.91
	Servicer Interest Reimbursement	8,145.48
	Rejected Claim Repurchased Interest	556.34
	Other Interest Deposits	250,377.71

	Total Interest Receipts	$3,739,936.42

C	Investment Income	$318,334.57

D	Funds Borrowed from Next Collection Period	$—

E	Funds Repaid from Prior Collection Period	$—

F	Loan Sale or Purchase Proceeds	$—

G	Initial Deposits to Collection Account	$—

H	Other Deposits	$100,164.84

I	Less: Funds Previously Remitted:
	Servicing Fees	$(472,154.82)
	Consolidation Loan Rebate Fees	$—

	Total Funds Previously Remitted	$(472,154.82)

J	AVAILABLE FUNDS	$44,800,477.40

K	Non-Cash Principal Activity During Collection Period	$(1,064,611.28)

L	Non-Reimbursable Losses During Collection Period	$16.22

M	Aggregate Purchased Amounts by the Depositor, Servicer or Seller	$6,828.65

N	Aggregate Loan Substitutions	$—

Trust 1997-1 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005

III. 1997-1 Portfolio Characteristics

		09/30/2005				06/30/2005
		WAC	# Loans	Principal	% of Principal	WAC	# Loans	Principal	% of Principal

INTERIM:	IN SCHOOL	6.19%	344	$1,027,375.68	0.476%	4.52%	424	$1,288,724.59	0.504%

	GRACE	6.08%	168	$479,436.30	0.222%	4.15%	166	$495,520.56	0.194%

	DEFERMENT	5.94%	13,767	$31,782,030.86	14.738%	4.09%	15,769	$38,357,460.21	15.001%

REPAYMENT:	CURRENT	6.16%	93,703	$108,304,683.50	50.224%	4.32%	110,142	$136,873,286.29	53.531%

	31-60 DAYS DELINQUENT	6.18%	6,443	$12,426,413.53	5.763%	4.33%	6,295	$12,893,267.06	5.043%

	61-90 DAYS DELINQUENT	6.18%	3,173	$7,320,120.52	3.395%	4.33%	3,479	$8,161,608.89	3.192%

	91-120 DAYS DELINQUENT	6.17%	2,268	$5,512,010.95	2.556%	4.30%	2,041	$5,035,323.86	1.969%

	> 120 DAYS DELINQUENT	6.17%	6,156	$16,757,336.52	7.771%	4.33%	6,639	$18,603,588.83	7.276%

	FORBEARANCE	6.17%	12,620	$29,280,041.76	13.578%	4.32%	11,703	$31,357,333.10	12.264%

	CLAIMS IN PROCESS	6.19%	998	$2,737,366.57	1.269%	4.30%	1,047	$2,612,993.73	1.022%

	AGED CLAIMS REJECTED	6.14%	7	$14,877.18	0.007%	4.22%	5	$12,171.36	0.005%

TOTAL			139,647	$215,641,693.37	100.00%		157,710	$255,691,278.48	100.00%

*	Percentages may not total 100% due to rounding

Trust 1997-1 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005

IV. 1997-1 Portfolio Characteristics (cont’d)

	09/30/2005	06/30/2005
Pool Balance	$216,490,139.86	$256,635,681.08
Total # Loans	139,647	157,710
Total # Borrowers	57,847	64,923
Weighted Average Coupon	6.13%	4.29%
Weighted Average Remaining Term	71.38	72.20
Non-Reimbursable Losses	$16.22	$(196.02)
Cumulative Non-Reimbursable Losses	$4,136,518.83	$4,136,502.61
Since Issued CPR	6.47%	6.10%
Loan Substitutions	$—	$—
Cumulative Loan Substitutions	$—	$—
Rejected Claim Repurchases	$6,828.65	$24,740.49
Cumulative Rejected Claim Repurchases	$1,180,249.98	$1,173,421.33
Unpaid Primary Servicing Fees	$—	$—
Unpaid Administration Fees	$—	$—
Unpaid Carryover Servicing Fees	$—	$—
Note Principal Shortfall	$—	$—
Note Interest Shortfall	$—	$—
Unpaid Interest Carryover	$—	$—

Trust 1997-1 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005

V. 1997-1 Portfolio Statistics by School and Program

A	LOAN TYPE	WAC	# LOANS	$ AMOUNT	%*

	- GSL - Subsidized	6.12%	100,836	$144,910,291.99	67.200%
	- GSL - Unsubsidized	6.05%	30,656	54,430,639.14	25.241%
	- PLUS Loans	6.51%	4,295	7,509,454.40	3.482%
	- SLS Loans	6.52%	3,860	8,791,307.84	4.077%
	- Consolidation Loans	0.00%	0	0.00	0.000%

	Total	6.13%	139,647	$215,641,693.37	100.000%

B	SCHOOL TYPE	WAC	# LOANS	$ AMOUNT	%*

	- Four Year	6.15%	102,990	$160,780,653.21	74.559%
	- Two Year	6.10%	23,166	34,049,541.14	15.790%
	- Technical	6.09%	13,491	20,811,499.02	9.651%
	- Other	0.00%	0	0.00	0.000%

	Total	6.13%	139,647	$215,641,693.37	100.000%

C	Student Loan Rate Calculation

	Borrower Interest Accrued			3,104,151.81
	Interest Subsidy Payments Accrued			$376,935.98
	Special Allowance Payments Accrued			$240,212.63
	Investment Income			$318,334.57

	Net Expected Interest Collections			$4,039,634.99
	Accrual Daycount Fraction			0.252054795
	Primary Servicing Fee			$688,717.40
	Admin Fee			$20,000.00
	Pool Balance at Beginning of Collection Pd			$256,635,681.08
	Student Loan Rate			5.14934%

*	Percentages may not total 100% due to rounding.

Trust 1997-1 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005

VI. 1997-1 T-Bill Rates

Accrual Period
		Number of
Start Date	Through	Days Weighted	91-Day T-Bill
07/25/2005	07/25/2005	1	3.292%
07/26/2005	08/01/2005	7	3.420%
08/02/2005	08/08/2005	7	3.477%
08/09/2005	08/15/2005	7	3.539%
08/16/2005	08/22/2005	7	3.549%
08/23/2005	08/29/2005	7	3.539%
08/30/2005	09/06/2005	8	3.575%
09/07/2005	09/12/2005	6	3.513%
09/13/2005	09/19/2005	7	3.529%
09/20/2005	09/26/2005	7	3.575%
09/27/2005	10/03/2005	7	3.518%
10/04/2005	10/11/2005	8	3.606%
10/12/2005	10/24/2005	13	3.714%

Trust 1997-1 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005

VII. 1997-1 Waterfall for Distributions

			Remaining
		Paid	Funds Balance
Total Available Funds			$44,800,477.40
A	Primary Servicing Fee	$216,562.58	$44,583,914.82
B	Administration Fee	$20,000.00	$44,563,914.82
C	Noteholders' Interest Distribution Amount	$1,922,098.65	$42,641,816.17
D	Certificateholders' Return Distribution Amount	$797,318.35	$41,844,497.82
E	Noteholders' Principal Distribution Amount	$40,145,541.22	$1,698,956.60
F	Certificateholders' Balance Distribution Amount	$—	$1,698,956.60
G	Reserve Account Reinstatement	$—	$1,698,956.60
H	Carryover Servicing Fee	$—	$1,698,956.60
I	Noteholders' Carryover Interest	$—	$1,698,956.60
J	Certificateholders' Carryover Return	$—	$1,698,956.60
K	Excess Distribution	$1,698,956.60	$—

Trust 1997-1 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005

VIII. 1997-1 Distributions

A	Distribution Amounts		A2	Certs

	Cusip/Isin		78442GAL0	78442GAM8
	Beginning Balance		$184,835,681.08	$71,800,000.00
	Index		TBILL	TBILL
	Spread/Fixed Rate		0.57%	0.85%
	Daycount Fraction		0.25205479	0.25205479
	Interest Rate		4.12567%	4.40567%
	Accrued Interest Factor		0.010398959	0.011104712
	Current Interest Due		$1,922,098.65	$797,318.35
	Interest Shortfall from Prior Period Plus Accrued Interest		$—	$—
	Total Interest Due		$1,922,098.65	$797,318.35
	Interest Paid		$1,922,098.65	$797,318.35
	Interest Shortfall		$—	$—
	Carryover Interest Shortfall from Prior Period Plus Accrued Interest		$—	$—
	Current Interest Carryover Due		$—	$—
	Interest Carryover Paid		$—	$—
	Unpaid Interest Carryover		$—	$—
	Principal Paid		$40,145,541.22	$—
	Ending Principal Balance		$144,690,139.86	$71,800,000.00
	Paydown Factor		0.050984939	0.000000000
	Ending Balance Factor		0.183756845	1.000000000

B	Principal Distribution Reconciliation

	Prior Adjusted Pool Balance	$256,635,681.08

	Current Adjusted Pool Balance	$216,490,139.86

	Current Principal Due	$40,145,541.22

	Principal Shortfall from Previous Collection Period	0.00

	Principal Distribution Amount	$40,145,541.22

	Principal Paid	$40,145,541.22

	Principal Shortfall	$—

C	Reserve Account Reconciliation

	Beginning Period Balance	$2,004,092.00

	Reserve Funds Utilized	0.00

	Reserve Funds Reinstated	0.00

	Excess Distribution Deposit	1,698,956.60

	Balance Available	$3,703,048.60

	Required Reserve Acct Balance	$2,004,092.00

	Release to Excess Distribution Certificateholder	$1,698,956.60

	Ending Reserve Account Balance	$2,004,092.00

Trust 1997-1 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005